EQUINOX FUNDS TRUST

Schedule A to the Distribution Plan

November 16, 2012

Fund/Share Class	Maximum Rule 12b-1 Fee

Equinox Abraham Strategy Fund
Class A	0.25%
Equinox Absolute Return Strategy Fund
Class A	0.25%

Equinox Campbell Strategy Fund
Class A	0.25%
Class P	0.25%
Equinox Chesapeake Strategy Fund
Class A	0.25%
Equinox Crabel Two Plus Strategy Fund
Class A	0.25%

Equinox Eclipse Strategy Fund
Class A	0.25%
Equinox John Locke Strategy Fund
Class A	0.25%
Equinox QCM Strategy Fund
Class A	0.25%
Equinox Tiverton Strategy Fund
Class A	0.25%
Equinox Commodity Strategy Fund
Class A	0.25%
Class C	1.00%

Equinox Event-Driven Equity Strategy Fund
Class A	0.25%
Class C	1.00%

Equinox Long-Short Equity Strategy Fund
Class A	0.25%
Class C	1.00%

Equinox QIM/WNTN Strategy Fund
Class A	0.25%
Class C	1.00%

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